Exhibit 99.1

Foghorn Therapeutics Provides Corporate Update

- FHD-286 Phase 1 data anticipated as early as year-end 2021

- FHD-609 IND submission on track for the second quarter 2021

- Continued advancement of broad therapeutic pipeline targeting the chromatin regulatory system

CAMBRIDGE, Mass.—(GLOBAL NEWSWIRE)— March 18, 2021—Foghorn Therapeutics Inc. (Nasdaq: FHTX), a company pioneering the discovery and development of a new class of medicines targeting genetically determined dependencies within the chromatin regulatory system, today provided a corporate update in conjunction with its 10-K filing for the year ended December 31, 2020.

“With IND clearance for FHD-286 in both relapsed and/or refractory AML and metastatic uveal melanoma, we are currently initiating our first two clinical studies with initial data possible by the end of 2021, a significant milestone for our company,” said Adrian Gottschalk, Chief Executive Officer of Foghorn Therapeutics. “At the same time, the IND for our second program, FHD-609, a protein degrader targeting BRD9 for the treatment of synovial sarcoma, is on track for submission in the second quarter. We have a broad pipeline of programs that continue to advance, including both an inhibitor and protein degrader targeting BRM and a protein degrader program targeting ARID1B. These programs represent two of the most prevalent synthetic lethal relationships in cancer.”

Using its proprietary Gene Traffic Control platform, Foghorn is advancing a novel class of therapeutics, including targeting multiple transcription factors, exploiting synthetic lethal relationships in the chromatin regulatory system, while in parallel bolstering its protein degradation capabilities. The company is well resourced to achieve several clinical and preclinical milestones over the coming quarters.

Recent Corporate Highlights:

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Completed successful initial public offering (IPO): In October, Foghorn completed a successful initial public offering of common stock that raised gross proceeds, before underwriting discounts and commissions, of approximately $135.2 million.

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Received IND clearances for FHD-286: Received IND clearance for its first therapeutic candidate, FHD-286, in metastatic uveal melanoma and relapsed/refractory AML in late December and early January, respectively. FHD-286 is a highly potent, selective, allosteric, small molecule inhibitor of BRG1/BRM.

Key Upcoming Milestones

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FHD-286 first patient to be dosed: Expect to dose the first patient in the company’s phase I clinical studies, being conducted in metastatic uveal melanoma and relapsed/refractory AML, in the near future. Foghorn expects to report initial data by as early as year-end 2021.

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FHD-609 IND submission: FHD-609, a highly potent, selective, intravenous, small molecule protein degrader of BRD9, is initially being developed for the treatment of synovial sarcoma with the intention to expand into additional indications, including SMARCB1-deleted tumors. The company is on track to submit an IND with the FDA in the second quarter of 2021.

Upcoming Events

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AACR Conference: Foghorn is scheduled to present a poster and chair a panel at the American Association for Cancer Research (AACR) Meeting 2021, which is being held virtually from April 10-15. The poster presentation, entitled, “Discovery of BAF Inhibitors for the Treatment of Transcription Factor-Driven Cancers,” will be available on-demand beginning 8:30AM on Saturday, April 10. In addition, Steve Bellon, Foghorn Therapeutics’ Senior Vice President of Drug Discovery, will chair a panel with an accompanying presentation, “Targeting the BAF Complex in Cancer,” on Wednesday, April 14 from 2:30-3:30PM ET.

Financial Condition

Foghorn reported cash, cash equivalents and marketable securities of $185.8 million as of December 31, 2020 compared with $15.0 million as of December 31, 2019.

About Foghorn Therapeutics

Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The company is developing multiple product candidates in oncology.

Forward-Looking Statements

This press release contains “forward-looking statements” regarding the Company’s recent corporate highlights, including the collaboration agreement with Merck, and key upcoming milestones. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risk regarding the timing of filing an IND and other factors set forth under the heading “Risk Factors” in the Company’s registration statement on Form S-1. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Media Contact:

Fanny Cavalié, Foghorn Therapeutics

fcavalie@foghorntx.com

Gregory Kelley, Ogilvy

gregory.kelley@ogilvy.com

Investor Relations Contact:

Allan Reine, Foghorn Therapeutics

areine@foghorntx.com

Hans Vitzthun, LifeSci Advisors

617-535-7743

hans@lifesciadvisors.com